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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 24, 2003

                       INTERACTIVE SYSTEMS WORLDWIDE INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-21831                   22-3375134
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 (State or other jurisdiction      (Commission                (IRS Employer
         of incorporation)         File Number)              Identification No.)




2 Andrews Drive, West Paterson, NJ                                  07424
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         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code   (973) 256-8181
                                                    ----------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changes since last report)




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ITEM 5. Other Events

         On November 24, 2003, Interactive Systems Worldwide Inc. ("ISWI" or the "Company") entered into a Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 (the "Purchase Agreement"), with certain institutional investors (the "Investors"), under which ISWI issued and sold to the Investors in a private placement (i) $2.6 million of aggregate principal amount of 7.5% Convertible Debentures due April 1, 2006 (the "Debentures"), (ii) 390,390 shares of common stock of the Company, par value $.001 per share (the "Common Stock") priced at $3.33 per share, which share price is equal to 80% of the daily volume weighted average price of the Common Stock on the NASDAQ Small Cap Market as reported by Bloomberg Financial L.P. (the "VWAP") during the ten day period prior to November 21, 2003 (the "Closing Price"), and (iii) warrants to purchase 281,250 shares of Common Stock at an exercise price of $4.58 per share, which share price is equal to 110% of the Closing Price and which are exercisable until November 24, 2008 (the "Warrants"). Net proceeds from the private placement, after estimated costs and expenses, were approximately $3.5 million and will provide additional working capital to the Company. A form of Debenture is attached hereto as Exhibit 4.1 and a form of Warrant is attached hereto as Exhibit 4.2.

         The Debentures are initially convertible into shares of Common Stock at a price of $4.58 per share, which share price is equal to 110% of the Closing Price. ISWI may require that the holders of the Debentures convert their outstanding Debentures into Common Stock under specified circumstances. The principal amount of the Debentures is repayable at the rate of $108,333 per month, commencing on May 1, 2004 and may be paid, at the Company's option, in cash or, subject to certain conditions, additional shares of Common Stock, valued at 90% of the VWAP during the 20 day period prior to the applicable payment. Interest on the Debentures is payable quarterly on January 1, April 1, July 1, and October 1 and may be paid, at the Company's option, in cash or, subject to certain conditions, additional shares of Common Stock, valued at 90% of the VWAP during the 20 day period prior to the applicable payment (except for the interest payments due on January 1, 2004 and April 1, 2004, which are valued at 80% the VWAP during the 20-day period prior to the applicable payment). The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment under certain circumstances.

         The total number of shares of Common Stock that may be issued by the Company is dependent upon, among other things, whether the Debentures are converted or the Warrants are exercised, whether the principal and/or interest on the Debentures is paid in cash or Common Stock and the market price of the Common Stock used in calculating any such payments, and whether or not the adjustment (anti-dilution) provisions of the Debentures and/or Warrants come into effect.

         In connection with the private placement, the Company also entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2, with the Investors pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission by January 6, 2004 a registration statement covering the resale of the Common Stock issued to the Investors, Common Stock that is issuable upon conversion of the Debentures and/or exercise of the Warrants, and/or issuable in payment of principal and interest on the Debentures.


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         A finder in connection with the private placement will receive a cash fee and warrants to purchase an aggregate of 95,808 shares of Common Stock at an exercise price of $5.06 per share. The finder is also entitled to additional cash compensation and warrants under certain circumstances.

         The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the securities and agreements which are attached hereto as exhibits.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number    Description of Document
--------------    -----------------------

4.1 Form of 7.5% Convertible Debenture due April 1, 2006 issued to the Investors

4.2               Form of Warrant issued to the Investors

4.3               Form of Warrant issued to the finder

10.1              Securities Purchase Agreement dated as of November 24, 2003

10.2              Registration Rights Agreement dated as of November 24, 2003





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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERACTIVE SYSTEMS WORLDWIDE INC
                                    ---------------------------------
                                               (Registrant)


Date: December 2, 2003                      By: /s/ Bernard Albanese
                                                --------------------------------
                                            Bernard Albanese
                                            President


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                                INDEX TO EXHIBITS

Exhibit Number    Description of Document
--------------    -----------------------

4.1 Form of 7.5% Convertible Debenture due April 1, 2006 issued to the Investors

4.2               Form of Warrant issued to the Investors

4.3               Form of Warrant issued to the finder

10.1              Securities Purchase Agreement dated as of November 24, 2003

10.2              Registration Rights Agreement dated as of November 24, 2003